Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Coachmen Industries, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52378) pertaining to the Retirement Plan and Trust of Coachmen Industries, Inc., 2000 Omnibus Stock Incentive Program and Supplemental Deferred Compensation Plan, Registration Statement (Form S-8 No. 333-59251) pertaining to the 1994 Omnibus Stock Incentive Program, Registration Statement (Form S-8 No. 2-64572) pertaining to the Employee Stock Purchase Plan of Coachmen Industries, Inc. and in the related Prospectus of our reports dated February 28, 2007, with respect to the consolidated financial statements and financial statement schedule of Coachmen Industries, Inc. and subsidiaries, Coachmen's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Coachmen Industries, Inc. and subsidiaries included in the Annual Report (Form lO-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
February 28, 2007